EXHIBIT 11

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                                                    Boise Cascade Corporation
                                                Computation of Per Share Earnings

                                                                            Three Months Ended             Six Months Ended
                                                                                 June 30                        June 30
                                                                          ______________________        ______________________
                                                                             1999          1998           1999         1998
                                                                          _________    _________        _________    _________
                                                                          (expressed in thousands, except per share amounts)

Net income (loss) as reported, before cumulative effect of
 accounting change                                                        $  59,052    $ (63,950)       $  77,905    $ (64,400)
  Preferred dividends                                                        (3,365)      (3,518)          (6,855)      (8,579)
  Excess of Series F Preferred Stock redemption price over carrying value       -            -                -         (3,958)
                                                                          _________    _________        _________    _________
Basic income (loss) before cumulative effect of accounting change            55,687      (67,468)          71,050      (76,937)
Cumulative effect of accounting change                                          -            -                -         (8,590)
                                                                          _________    _________        _________    _________
  Basic income (loss)                                                     $  55,687    $ (67,468)       $  71,050    $ (85,527)
                                                                          =========    =========        =========    =========
Basic income (loss) before cumulative effect of accounting change         $  55,687    $ (67,468)       $  71,050    $ (76,937)
  Preferred dividends eliminated                                              3,365        3,486            6,855        7,106
  Supplemental ESOP contribution                                             (2,877)      (2,979)          (5,860)      (6,073)
                                                                          _________    _________        _________    _________
Diluted income (loss) before cumulative effect of accounting change          56,175      (66,961)          72,045      (75,904)
Cumulative effect of accounting change                                          -            -                -         (8,590)
                                                                          _________    _________        _________    _________
Diluted income (loss)                                                     $  56,175    $ (66,961)       $  72,045    $ (84,494)
                                                                          =========    =========        =========    =========
Average shares outstanding used to determine basic income (loss)
 per common share                                                            56,600       56,316           56,485       56,279
  Stock options and other                                                       543          304              395          274
  Series D convertible preferred stock                                        4,171        4,418            4,223        4,439
                                                                          _________    _________        _________    _________
Average shares used to determine diluted income (loss) per common share      61,314       61,038           61,103       60,992
                                                                          =========    =========        =========    =========
Net income (loss) per common share
  Basic income (loss) before cumulative affect of accounting change       $    0.98    $   (1.20)       $    1.25    $   (1.37)
  Cumulative affect of accounting change                                        -            -                -           (.15)
                                                                          _________    _________        _________    _________
  Basic income (loss) per common share                                    $    0.98    $   (1.20)       $    1.25    $   (1.52)
                                                                          =========    =========        =========    =========

  Diluted income (loss) before cumulative effect of accounting change     $    0.92    $   (1.10)(1)    $    1.18    $   (1.24)(1)
  Cumulative effect of accounting change                                        -            -                -           (.14)(1)
                                                                          _________    _________        _________    _________
  Diluted loss                                                            $    0.92    $   (1.10)(1)    $    1.18    $   (1.38)(1)
                                                                          =========    =========        =========    =========

(1)  Because the computation of diluted loss per common share was antidilutive, the diluted loss per common share reported for the three and six months ended June 30, 1998, was the same as basic loss per common share.


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